Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended September			Year-To-Date September
	2023	2022	% Change	2023	2022	% Change
Southern Company –
Operating Revenues	$6,980	$8,378	(16.7)%	$19,208	$22,232	(13.6)%
Earnings Before Income Taxes	1,729	1,901	(9.0)%	3,545	4,457	(20.5)%
Net Income Available to Common	1,422	1,472	(3.4)%	3,121	3,611	(13.6)%

Alabama Power –
Operating Revenues	$2,083	$2,444	(14.8)%	$5,420	$6,023	(10.0)%
Earnings Before Income Taxes	644	694	(7.2)%	1,235	1,660	(25.6)%
Net Income Available to Common	565	525	7.6%	1,132	1,256	(9.9)%

Georgia Power –
Operating Revenues	$3,237	$3,889	(16.8)%	$7,805	$9,218	(15.3)%
Earnings Before Income Taxes	980	1,084	(9.6)%	1,892	2,272	(16.7)%
Net Income Available to Common	780	858	(9.1)%	1,547	1,851	(16.4)%

Mississippi Power –
Operating Revenues	$436	$510	(14.5)%	$1,137	$1,279	(11.1)%
Earnings Before Income Taxes	93	79	17.7%	208	188	10.6%
Net Income Available to Common	75	62	21.0%	173	150	15.3%

Southern Power –
Operating Revenues	$653	$1,180	(44.7)%	$1,686	$2,618	(35.6)%
Earnings Before Income Taxes	149	143	4.2%	258	259	(0.4)%
Net Income Available to Common	100	95	5.3%	288	265	8.7%

Southern Company Gas –
Operating Revenues	$689	$857	(19.6)%	$3,417	$3,998	(14.5)%
Earnings Before Income Taxes	110	110	—%	635	677	(6.2)%
Net Income Available to Common	82	83	(1.2)%	475	516	(7.9)%
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods.